Exhibit 10.4

TRANSACTION FEE agreement

THIS TRANSACTION FEE AGREEMENT (this “Agreement”), dated as of April 6, 2006, is by and between TransCan Northwest Border Ltd. (“TCNB”), a corporation incorporated under the laws of Delaware and TC PipeLines, LP (“TCLP”), a limited partnership formed under the laws of Delaware. TCNB and TCLP are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS:

A.                                   TCLP, through its intermediate limited partnership, TC Intermediate Limited Partnership (“TCILP”), has agreed to purchase from Northern Border Intermediate Limited Partnership (“NBILP”), and NBILP has agreed to sell to TCILP, a 20% general partnership interest in Northern Border Pipeline Company (the “Partnership”) upon the conditions set forth in the purchase and sale agreement (the “NBPC Purchase and Sale Agreement”) between TCILP and NBILP dated February 14, 2006;

B.                                     Concurrent with the above transaction, TCNB, an affiliate of TCLP, has agreed to sell 100% of the stock in its subsidiary, Northwest Border Pipeline Company, to Northern Plains Natural Gas Company, LLC (“Northern Plains”), a general partner of NBILP and the current operator of the Partnership, upon the conditions set forth in the purchase and sale agreement (the “NWB Purchase and Sale Agreement”) between TCNB and Northern Plains dated February 14, 2006;

C.                                     It is a condition to the completion of the transactions contemplated by the NBPC Purchase and Sale Agreement that an operating agreement be entered into by TCNB and the Partnership in substantially the form appended as Exhibit B to the NBPC Purchase and Sale Agreement;

D.                                    In recognition of the benefits to TCLP of its affiliate, TCNB, assuming the duties and responsibilities of becoming the operator of the Partnership, TCLP has agreed to pay TCNB a fee in connection with transaction costs incurred by TCNB for the assumption of operatorship (“Transaction Fee”) and as such the Parties desire to enter into this Agreement for the purpose of describing the terms and payment of such Transaction Fee.

NOW THEREFORE, in consideration of the mutual covenants and agreements in this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows.

ARTICLE 1
TRANSACTION FEE

1.1                               Terms of Payment and Adjustment.

(a)                                  Upon the Closing of the transactions under the NBPC Purchase and Sale Agreement (as such term is defined in such agreement), TCLP shall make a cash payment to TCNB of $10,000,000 (the “Transaction Fee Estimated Payment”).

(b)                                 During the period from February 14, 2006 until 180 calender days from the date that TCNB or an affiliate commences its responsibilities as operator under the Operating Agreement (the “Term”), TCNB shall keep a written record of account of all costs and expenses incurred by it in relation to the assumption of operatorship that would not have otherwise been incurred by TCNB had the operatorship of the Partnership not been transferred. As soon as practicable from the end of the

(c)                                  Term, TCNB shall total the aggregate amount of such costs and expenses (the “Actual Transaction Fee”) and promptly provide an itemized breakdown of such amount to TCLP.

(d)                                 If the Transaction Fee Estimated Payment exceeds the aggregate amount of Actual Transaction Fee, then TCNB shall promptly refund the difference to TCLP. To the extent that the Actual Transaction Fee exceeds the Transaction Fee Estimated Payment then no further payment shall be made to or by either Party. For greater certainty, in no event shall TCLP’s aggregate liability under this Agreement exceed $10,000,000 regardless of the aggregate amount of the Actual Transaction Fee.

1.2                               Audit Rights

TCLP shall have the right, for ninety (90) calendar days after delivery by TCNB of the itemized breakdown of the Actual Transaction Fee,  to audit (at its own expense) all items considered by TCNB to be included in the Actual Transaction Fee and TCNB shall cooperate reasonably with the party performing such audit.

1.3                               Dispute Resolution

At the end of the ninety (90) calendar day period specified in Section 1.2, in the event that there is a disagreement by TCLP regarding the determination of whether an item should be included in the Actual Transaction Fee, it shall provide written notice to TCNB setting forth the description of the item(s) forming the basis of the disagreement (a “Dispute”). The Parties will endeavor to reach a satisfactory solution by referring the Dispute to senior management of each of the disputing Parties. The senior management of the Disputing Parties will meet, and negotiate in good faith with a view to reaching a satisfactory solution of the Dispute as soon as possible, but not more than seven (7) calendar days’ following delivery of written notice of any Dispute unless specifically agreed otherwise. Should senior management of the disputing Parties be unable to resolve the Dispute within twenty-one (21) calender days following delivery of written notice of any Dispute, any Disputing Party may avail itself of any other remedy or remedies available to it at law or in equity.

ARTICLE 2

OTHER PROVISIONS

2.1                               Counterparts.

This Agreement may be executed and delivered (including by facsimile or otherwise) in one or more counterparts, all of which, taken together, shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

2.2                               Governing Law and Jurisdiction.

This Agreement and the rights and obligations of the parties hereunder and the transactions contemplated hereby shall be governed by, enforced, and interpreted in accordance with the laws of the state of Delaware, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the state of Delaware. The Parties submit to the exclusive jurisdiction of the state or federal court of Delaware.

2.3                               Entire Agreement.

This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior agreements, understandings, representations or warranties, both written and oral, between the Parties.

2.4                               Successors and Assigns.

Except for an assignment from TCNB to an affiliate, the rights and obligations of the Parties shall not be assigned or delegated by either Party without the written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns.

2.5                               Amendments and Waivers.

This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all Parties. A Party may, only by an instrument in writing, waive compliance by the other Party with any term or provision of this Agreement on the part of such other Party to be performed or complied with. The waiver by a Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

2.6                               Severability.

If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to a Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

IN WITNESS WHEREOF this Agreement has been signed by or on behalf of each of the Parties as of the day first above written.

TransCan Northwest Border Ltd.		TC PipeLines, LP, by its general partner, TC PipeLines GP, Inc.

By:	/s/ Paul E. Miller	By:	/s/ Max Feldman
Name:	Paul E. Miller	Name:	Max Feldman
Title:	President	Title:	Vice-President

By:	/s/ Rhondda E.S. Grant	By:	/s/ Amy Leong
Name:	Rhondda E.S. Grant	Name:	Amy Leong
Title:	Secretary	Title:	Controller